SEVENTH AMENDMENT TO             EXHIBIT 4.21
                       AMENDED AND RESTATED CREDIT AGREEMENT



          SEVENTH AMENDMENT (the "Amendment"), dated as of January 24, 1995, among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Inter-lake Corporation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National
Bank), not in its individual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit Parties"), CHEMICAL BANK, individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                               W I T N E S S E T H :


          WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992, the Third Amend-ment and Waiver dated as of August 20, 1993, the Fourth Amendment dated as of December 22, 1993, the Fifth Amendment dated as of February 23, 1994 and the Sixth Amendment dated as of August 16, 1994 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supple-mented from time to time, the "Credit Agreement"); and

          WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein provided;


          NOW THEREFORE, it is agreed:

          1. On the Seventh Amendment Effective Date, Section 10 is hereby amended by deleting the definition of "Consolidated New Worth" in its entirety and replacing it in its entirety with the following definition:

          "Consolidated Net Worth" shall mean on any date of determination thereof, shareholders' equity (including preferred stock) of the Company and its Subsidiaries on a consolidated basis, (a) without giving effect to the negative adjustment to the value of the assets of the Company and its Subsidiaries located outside of the United States due solely to currency fluctuations, provided that, to the extent that such negative adjustments exceed $30,000,000, such excess shall be included in determining Consol-idated Net Worth, (b) without giving effect to write-offs in the Fourth Quarter of 1993 in respect of intangible assets up to an amount not to exceed $42,800,000, and (c) without giving effect to write-offs in the Fourth Quarter of 1994 in respect of intangible assets or goodwill up to an amount not to exceed $34,200,000.

          2. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Seventh Amendment Effective Date, both before and after giving effect to this Amendment, is true and correct in all material respects and (b) confirms that it has and will continue to comply with all of its obligations contained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in
Section 7.10(b) of the Credit Agreement.

          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      6. This Amendment shall become effective on the date (the "Seventh Amendment Effective Date") when the Company, the Subsidiary Borrowers, the ESOP Trustee, the Administrative Agent, the Co-Agents and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent.

      7. From and after the Seventh Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.


      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                 THE INTERLAKE CORPORATION



                                 By________________________
                                   Title:


                                 SUBSIDIARY BORROWERS


                                 ACME STRAPPING INC.



                                 By________________________
                                   Title:

                                  DEXION (AUSTRALIA) PTY. LTD.
                                  A.C.N. 000 083 956



                                 By________________________
                                   Title:


                                 S.A. DEXION-REDIRACK N.V.



                                 By________________________
                                   Title:


                                 DEXION INTERNATIONAL LIMITED



                                 By________________________
                                   Title:


                                 PRECIS (935) LTD.



                                 By________________________
                                   Title:


                                 DEXION GmbH



                                 By________________________
                                   Title:

                                 TWICEBONUS LIMITED



                                 By________________________
                                   Title:


                                 THE INTERLAKE CORPORATION
                                 EMPLOYEE STOCK OWNERSHIP
                                 TRUST, acting by and through
                                 the LASALLE NATIONAL TRUST,
                                 N.A. (successor to LaSalle
                                 National Bank), not in its
                                 individual or corporate
                                 capacity (except for the
                                 representations and warranties
                                 contained in Section
                                 6.01(b)(y) of the Credit
                                 Agreement) but solely in its
                                 capacity as ESOP Trustee



                                 By_________________________
                                   Title:


                                 BANKS

                                 CHEMICAL BANK
                                 Individually, and as
                                   Administrative Agent



                                 By________________________
                                   Title:


                                 THE FIRST NATIONAL BANK
                                   OF CHICAGO
                                 Individually, and as Co-Agent



                                 By_________________________
                                   Title:


                                 MITSUI TRUST & BANKING CO.,
                                   LTD.



                                 By_________________________
                                   Title:

                                 NATIONAL BANK OF CANADA



                                 By_________________________
                                   Title:

                                 By_________________________
                                   Title:


                                 NATIONAL WESTMINSTER BANK PLC



                                 By_________________________
                                   Title:


                                 BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION, suc-

                                 cessor by merger to Security
                                 Pacific National Bank



                                 By________________________
                                   Title:


                                 CONTINENTAL BANK N.A.



                                 By________________________
                                   Title:


                                 THE FUJI BANK LIMITED



                                 By_______________________
                                   Title:

                                   MELLON BANK N.A.



                                 By_______________________
                                   Title:

                                 THE NIPPON CREDIT BANK, LTD.



                                 By_______________________
                                   Title:

                                 THE BANK OF NOVA SCOTIA



                                 By_______________________
                                   Title:


                                 AMERICAN SAVINGS OF FLORIDA,
                                 F.S.B.



                                 By_______________________
                                   Title:


                                 UNION BANK OF FINLAND/
                                   CAYMAN ISLAND BRANCH



                                 By_______________________
                                   Title:


                                 BANK OF YOKOHAMA



                                 By_______________________
                                   Title:

                                   GIROCREDIT BANK



                                 By_______________________
                                   Title:



                                 By_______________________
                                   Title:


                                 EATON VANCE PRIME RATE
                                   RESERVES



                                 By______________________
                                   Title:

                                 LEHMAN COMMERCIAL PAPER INC.



                                 By_______________________
                                   Title:


                                 RESTRUCTURED OBLIGATIONS
                                 BACKED BY SENIOR ASSETS, B.V.



                                 By_______________________
                                   Title:


                                 STICHTING RESTRUCTURED OBLIGATIONS
                                 BACKED BY SENIOR ASSETS 2, (ROSA 2)



                                 By_________________________
                                   Title:

                                 Chancellor Senior Secured
                                 Management, Inc. as Portfolio
                                 Advisor


                                 MERRILL LYNCH
                                 PRIME RATE PORTFOLIO

                                 By MERRILL LYNCH ASSET
                                      MANAGEMENT, L.P., as
                                      Investment Advisor



                                 By_______________________
                                   Title:


                                 MFS HIGH INCOME FUND



                                 By_______________________
                                   Title: